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                                                                    Exhibit 10.z

              MAINE & MARITIMES CORPORATION 2002 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

     AGREEMENT, made this 1st day of June, 2002, between MAINE & MARITIMES CORPORATION, ("Company") and ("Employee"),

     1. GRANT OF OPTIONS. The company hereby grants Employee (a) an incentive stock option (ISO") to purchase shares of its common stock ("Shares") under its 2002 Stock Option Plan ("Plan"), a copy of which is attached hereto as Appendix A, and (b) a nonqualified stock option ("NSO") to purchase Sales under the Plan.

     2.   OPTION PRICE. THE OPTION PRICE IS $       per share.

     3. NONTRANSFERABILITY. These options are subject to the transfer restrictions set forth in Section 7(d) of the Plan.

     4. EXERCISE OF OPTION. Employee may exercise these options only by completing and delivering to the Company a written notice, in such manner and on such form as the Company may prescribe, and by tendering to the Company full payment for the Shares to be acquired. Payment by transfer of stock shall be permitted only if transferring previously acquired Shares will not, in the judgment of the Company's accountants, result in an expense being reflected in the financial statements of the Company. The value of stock transferred to the Company in payment of the option price shall be 100% of the fair market value of such stock at the close of business on the date such transfer is recorded on the books of the Company, following actual or constructive delivery of the stock to the Company in a form suitable for transfer.

     5.   EXERCISE RESTRICTIONS/ACCELERATION.

          (a) HOLDING PERIODS. Except as hereinafter provided, these options shall become exercisable over a seven-year period beginning June 1, 2005, as set forth in the following table:

                               Total Number of
      Year Beginning    Shares that May be Purchased    ISO Shares    NSO Shares
         6/1/2005                  7,500
                                                         --------      --------
         6/1/2006                  7,500*                        *             *
                                                         --------      --------
         6/1/2007                  7,500*                        *             *
                                                         --------      --------
         6/1/2008                  7,500*                        *             *
                                                         --------      --------
         6/1/2009                  7,500*                        *             *
                                                         --------      --------
         6/1/2010                  7,500*                        *             *
                                                         --------      --------
         6/1/2011                  7,500*                        *             *
                                                         --------      --------

     *This number shall be increased by carrying forward the aggregate number of shares not purchased from the prior year.

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          (b)  ANNUAL DOLLAR LIMIT ON EXERCISE. To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by Employee during any calendar year (under all plans of the corporation employing Employee and its parent and subsidiaries) exceeds $100,000, such options shall not be treated as incentive stock options.

          (c) MINIMUM EXERCISE/WHOLE SHARES. Employee may not exercise an option to purchase fewer than 50 Shares, unless by such exercise the Employee acquires all Shares that may be purchased under the option on the exercise date, or to purchase fractional Shares.

          (d) ACCELERATION OF EXERCISE. These options shall immediately become exercisable in full in the event of a "change in control," as defined in
     Section 9 of the Plan.

     6. SHAREHOLDER RIGHTS/STOCK CERTIFICATES. Neither the Employee nor his or her personal representative, heir or legatee shall be a shareholder of the Company or have any rights or privileges of a shareholder by reason of this Agreement until the date that Shares purchased under an option are issued, as recorded on the books of the Company. In the event a stock certificate evidencing such Shares is to be issued, the Company shall personally deliver or mail such certificate to the Employee as soon as practicable after the exercise date.

     7. TERM OF OPTIONS. This Agreement shall terminate and these options, to the extent they have not been exercised, shall expire May 30, 2012. In the event of Employee's earlier termination of employment, disability or death, the term of the option will be determined in accordance with Section 7(f), (g) or (h) of the Plan, whichever is applicable, and this Section 7. In the event of Employee's termination of employment for any reason other than death or disability, these options shall expire on the earlier of (i) May 30, 2012, (ii) 3 months after employment ceases. In the event of Employee's termination of employment by reason of death or disability, these options shall expire on the earlier of (i) May 30, 2012, (ii) or one year after employment ceases.

     8. ADJUSTMENTS TO AWARD. The number of Shares subject to these options and the option price are subject to adjustment pursuant to Section 4(b) of the Plan.

     9. ADMINISTRATION. The members of the Executive Compensation Committee of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries ("Committee") shall have the responsibility of construing and interpreting this Agreement and the Plan. The determinations and conclusions of the Committee shall be binding on the parties hereto.

     10. CHANGES IN LAW. Employee shall be subject to any rules adopted by the Committee to comply with changes in the laws and regulations relating to the Plan.

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     11.  MISCELLANEOUS.

          (a) EMPLOYMENT. This Agreement does not give the Employee any right to be retained in the employ of the Company or any of its subsidiaries.

          (b) PLAN PROVISIONS INCORPORATED BY REFERENCE. All of the applicable terms and restrictions of the Plan are hereby incorporated by reference and shall have the same force and effect as if they were separately restated herein.

          (c) AMENDMENT. This Agreement may be amended only in writing by mutual agreement of the parties.

          (d) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with Maine law.

          (e) SEVERABILITY. In the event that any provision of this Agreement shall be held invalid, it shall not affect the validity of the remainder of the Agreement.

          (f) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and all prior representations, promises or statements are merged herein.

                                                   MAINE & MARITIMES CORPORATION


                                                   By
                                                      --------------------------
                                                      Its Executive Compensation
                                                      committee Chairperson


                                                      --------------------------
                                                      Employee


          Persons who have received the above Stock Option Agreement:

          Individual           Shares      Date
          ----------           ------      ----
          J. Nicholas Bayne     5,250    6/1/2002
          J. Nicholas Bayne     5,250    6/1/2003
          J. Nicholas Bayne     5,250    6/1/2004
          J. Nicholas Bayne     5,250    6/1/2005